EXHIBIT 10.1

STOCK EXCHANGE
AND REORGANIZATION AGREEMENT

     THIS STOCK EXCHANGE AND REORGANIZATION AGREEMENT (together with all Schedules and Exhibits hereto, this “Agreement”), dated as of October 22, 2009, is entered into by and among Tianwei International Development Corporation, an Oregon corporation (“TIDC”), CAOPU Enterprise Limited, a company organized under the laws of the British Virgin Islands, (“CAOPU”), London Financial Group Ltd., a company organized under the laws of the British Virgin Islands (“LFG”), Phoebus Investment Development Group, Ltd., a company organized under the laws of the British Virgin Islands (“Phoebus”), Mobile Presence Technologies, Inc., a Delaware corporation with offices at 51 Belmont Avenue, Northampton, MA 01060 (“MBPI”) and Timothy Lightman (“TL”).

RECITALS:

     WHEREAS, CAOPU, LFG and Phoebus are the owners of 19,200 (96%), 266 (1.33%) and 534 (2.67%) shares, respectively, of the issued and outstanding capital stock of TIDC which in the aggregate constitutes 100% of the issued and outstanding capital stock of TIDC;

     WHEREAS, each of the CAOPU, LFG and Phoebus desires to sell to MBPI, and MBPI desires to purchase from each CAOPU, LFG and Phoebus all of the issued and outstanding shares of TIDC owned by each of them (the “TIDC Shares”) in exchange for an aggregate of 1,543,500 shares of MBPI Common Stock (as defined below) (the “Share Exchange”);

     WHEREAS, TL is the owner of 975,000 shares of MBPI Common Stock (“TL’s MBPI Shares”) representing approximately 93% of the total 1,046,500 issued and outstanding shares of MBPI common stock;

     WHEREAS, prior to the Closing, TL shall deliver to MBPI for cancellation a stock certificate or stock certificates representing 875,000 of TL’s MBPI Shares (the “Cancellation”);

     WHEREAS, MBPI is subject to the reporting requirements of the Securities and Exchange Commission, pursuant to Section 15(d) of the Securities and Exchange Act of 1934, as amended;

     WHEREAS, simultaneously with the Closing, all of the directors and officers of MBPI shall resign and be replaced by designees of CAOPU;

     WHEREAS, prior to or simultaneously with the Closing, pursuant to a separate Assignment and Assumption Agreement by and between MBPI and TL, in the substantially the form annexed as Exhibit A, MBPI shall sell to TL all of the assets of MBPI and TL shall assume the liabilities of MBPI;

     WHEREAS, immediately following the Closing (i) MBPI shall own 100% of the issued and outstanding capital stock of TIDC, (ii) CAOPU shall own 1,481,160 shares 86.4% of the then issued and outstanding MBPI Common Stock, (iii) LFG shall own 20,529 shares 1.20% of the then issued and outstanding MBPI Common Stock, and (iv) Phoebus shall own 41,211 shares 2.4% of the then issued and outstanding MBPI Common Stock;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. When used in this Agreement, the following terms shall have the meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

     (a) “Business Day” means any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close.

     (b) “Closing” shall have the meaning set forth in a later section of this Agreement.

     (c) “Contract” means any contract, agreement, indenture, lease, conditional sales contract, license, commitment or other arrangement, whether written or oral.

     (d) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     (e) “Forward Split” shall have the meaning set forth in Section 6.2(g).

     (f) “GAAP” means generally accepted accounting principles, consistently applied, as in effect in the United States.

     (g) “Governmental Authority” means any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     (h) “Indemnified Party” shall have the meaning set forth in a later section of this Agreement.

     (i) “Indemnifying Party” shall have the meaning set forth a later section of this Agreement.

     (j) “Knowledge” or “knowledge” means with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

     (k) “Law” means any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, Orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental Authority, from time to time.

     (l) “Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     (m) “Lien” means any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any lien or charge arising by statute or other law.

     (n) “Loss” or “Losses” means any and all liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any Party hereto, and whether or not arising out of third party claims against an Indemnified Party.

     (o) “MBPI Business and Assets” means the MBPI business as conducted immediately prior to the Closing and the assets used in connection therewith and excludes the TIDC Shares.

     (p) “MBPI Common Stock” means the common stock of MBPI, having a par value of $0.0001 per share.

     (q) “MBPI Shares” means the 1,543,500 shares of MBPI Common Stock to be issued to CAOPU, LFG and Phoebus collectively in the Share Exchange.

     (r) “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award (in each such case whether preliminary or final).

     (s) “Party” means any of TIDC, CAOPU, LFG, Phoebus, MBPI or TL individually.

     (t) “Parties” means TIDC, CAOPU, LFG, Phoebus, MBPI and TL collectively.

     (u) “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

     (v) “Purchase Right” with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

     (w) “SCAC” means Shandong Caopu Arts & Crafts Co., Ltd., a company organized under the laws of the People’s Rebublic of China.

     (x) “SEC” means the United States Securities and Exchange Commission.

     (y) “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     (z) “Share Exchange” has the meaning set forth in the Recitals of this Agreement.

     (aa) “Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     (bb) “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (cc) “Transaction Documents” means this Agreement and all other agreements, documents, instruments or certificates delivered in connection with this Agreement.

     (dd) “TIDC Shares” means the 20,000 issued and outstanding shares of capital stock of TIDC owned by CAOPU, LFG and Phoebus.

1.2    Recitals. The above Recitals are hereby incorporated by reference into this agreement as if fully stated herein.

1.3    Construction and Interpretation.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” does not imply any limitation to the item or matter mentioned; and (vi) the phrases “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the businesses and practices of MBPI, TIDC, SCAC and CAOPU.

     (b) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

     (c) All dollar amounts shall be in U.S. dollars.

ARTICLE II.
SHARE EXCHANGE; REORGANIZATION

2.1    Share Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date:

     (a) CAOPU, LFG and Phoebus shall sell, assign, transfer, convey, and deliver to MBPI, all of the TIDC Shares owned by each of them as set forth on Schedule 2.1(a) attached hereto, and MBPI shall purchase from CAOPU, LFG and Phoebus all of the TIDC Shares; and

     (b) MBPI shall issue to each of CAOPU, LFG and Phoebus in exchange for the TIDC Shares that number of MBPI Shares as set forth opposite each of their names on Schedule 2.1(a) attached hereto.

2.2    Assignment and Assumption Agreement. Simultaneously with or immediately following the Closing, pursuant to the Assignment and Assumption Agreement by and between MBPI and TL, MBPI shall assign to TL all of the MBPI Assets and Business (excluding the TIDC Shares), and TL shall assume all of the MBPI Liabilities outstanding immediately prior to the Closing (the “Asset Sale”).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF CAOPU AND TIDC

CAOPU and TIDC, jointly and severally, represent and warrant to MBPI and TL as follows:

3.1    Ownership of TIDC. CAOPU holds of record and owns beneficially the TIDC Shares set forth opposite its name on Schedule 2.1(a) hereto free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Liens, options, warrants, Purchase Rights, contracts, commitments, equities, claims, and demands. CAOPU is not a party to any option, warrant, Purchase Right, or other contract or commitment (other than this Agreement) that could require CAOPU to sell, transfer, or otherwise dispose of any TIDC Shares. CAOPU is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of TIDC. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to TIDC. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of TIDC. CAOPU has the power, authority and legal capacity to sell, transfer, assign and deliver the TIDC Shares as provided in this Agreement, and such delivery will convey to MBPI good and marketable title to the TIDC Shares, free and clear of all Liens.

3.2    Valid Corporate Existence; Qualification - CAOPU. CAOPU is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to own, lease, use and operate its properties and assets and to carry on its business as and in the jurisdictions such properties and assets are owned, leased, used and operated and as such business is presently conducted. CAOPU is duly qualified, licensed, authorized or admitted to do business and is in good standing under the laws of each jurisdiction in which the ownership, use, operation or leasing of its properties and assets, or the conduct or nature of its business, requires such qualification, licensing, authorization or admission. CAOPU has delivered to MBPI true and complete copies of CAOPU’s Memorandum and Articles of Association and such other constituent instruments of CAOPU as may exist, each as amended to the date of this Agreement (as so amended, the “CAOPU Constituent Instruments”). The copies of the CAOPU Constituent Instruments attached hereto as Schedule 3.2, are true, complete and correct.

3.3    Valid Corporate Existence; Qualification - TIDC. TIDC is duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite power and authority to own, lease, use and operate its properties and assets and to carry on its business as and in the jurisdictions such properties and assets are owned, leased, used and operated and as such business is presently conducted. TIDC is duly qualified, licensed, authorized or admitted to do business and is in good standing under the laws of each jurisdiction in which the ownership, use, operation or leasing of its properties and assets, or the conduct or nature of its business, requires such qualification, licensing, authorization or admission. CAOPU has delivered to MBPI true and complete copies of TIDC’ certificate of incorporation and bylaws and such other constituent instruments of TIDC as may exist, each as amended to the date of this Agreement (as so amended, the “TIDC Constituent Instruments”). The copies of the TIDC Constituent Instruments attached hereto as Schedule 3.3, are true, complete and correct.

3.4    Valid Corporate Existence; Qualification – SCAC. SCAC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. SCAC has all requisite power and authority to own, lease, use and operate its properties and assets and to carry on the business in which it is engaged as and in the jurisdictions such properties and assets are owned, leased, used and operated and as such business is presently conducted. SCACis duly qualified, licensed, authorized or admitted to do business and is in good standing under the laws of each jurisdiction in which the ownership, use, operation or leasing of its properties and assets, or the conduct or nature of its business, requires such qualification, licensing, authorization or admission. CAOPU has delivered to MBPI true and complete copies of each of the SCAC charter documents and such other constituent instruments of SCAC as may exist, each as amended to the date of this Agreement (as so amended, the “SCACConstituent Instruments”). The copies of the SCAC Constituent Instruments attached hereto as Schedule 3.4, are true, complete and correct.

3.5    Authority; Enforceability. CAOPU and TIDC each have full power, authority and legal capacity to enter into this Agreement and the other Transaction Documents to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all required actions of CAOPU’s board of directors and stockholders and no other actions on the part of CAOPU’s board of directors or stockholders are necessary to authorize and approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by CAOPU and TIDC and constitutes valid and binding obligations of CAOPU and TIDC, enforceable against each of them in accordance with its terms. At Closing, all other Transaction Documents to be executed and delivered by CAOPU and/or TIDC shall have been duly executed and delivered by CAOPU and/or TIDC. All other Transaction Documents executed and delivered by CAOPU and/or TIDC shall constitute valid and binding obligations of CAOPU and/or TIDC, enforceable against each of them in accordance with their terms.

3.6    Capitalization of TIDC. The authorized capital stock of TIDC consists solely of common shares, of which 20,000 are issued and outstanding. Upon the Closing, MBPI will own one hundred (100%) percent of the issued and outstanding capital stock of TIDC. All of the TIDC Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding capital stock of TIDC has been issued in compliance with all applicable Law. There are no outstanding Purchase Rights with respect to the capital stock of TIDC or agreements, arrangements or understandings to issue Purchase Rights with respect to the capital stock of TIDC, nor are there any preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of TIDC. TIDC does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a TIDC Subsidiary.

3.7    Capitalization of SCAC. Schedule 3.7 attached hereto sets forth for SCAC (i) its name and jurisdiction of incorporation, (ii) the number of authorized shares for each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of SCAC have been duly authorized and are validly issued, fully paid, and non-assessable. All of the issued and outstanding shares of capital stock of SCAC have been issued in compliance with all applicable Law. Except as set forth on Schedule 3.7, TIDC holds of record and owns beneficially all of the outstanding shares of SCAC, free and clear of any restrictions on transfer (other than restrictions under applicable state or federal securities laws), Taxes, Liens, options, warrants, Purchase Rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, Purchase Rights, or other contracts or commitments that could require any of TIDC and SCAC to sell, transfer, or otherwise dispose of any capital stock of SCAC or that could require SCAC to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to SCAC. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of SCAC. Neither TIDC nor SCAC controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association. Neither TIDC nor SCAC owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

3.8     No Conflicts. Neither the execution and delivery by CAOPU and TIDC of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor compliance by CAOPU and TIDC with any of the provisions hereof or thereof (a) conflict with, or result in the breach of, any provision of either of the CAOPU Constituent Instruments, the TIDC Constituent Instruments or the SCAC Constituent Instruments, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any material Permit or any Order to which either TIDC, CAOPU, or SCAC is a party or any material Contract to which TIDC, CAOPU, or SCAC or any of their respective properties or assets is bound, (c) constitute a violation of any Law applicable to CAOPU, TIDC or SCAC or (d) result in the creation of any Lien upon the properties or assets of CAOPU, TIDC or SCAC.

3.9     Consents. Other than those which have been obtained by CAOPU and/or TIDC, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority (collectively, “Consents”) is required on the part of CAOPU or TIDC to enable each of them to enter into and deliver this Agreement or the Transaction Documents, and to carry out all of the transactions contemplated hereby or thereby or the compliance by CAOPU and TIDC with any of the provisions hereof or thereof.

3.10    Purchase Entirely for Own Account. The MBPI Shares proposed to be acquired by CAOPU hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and CAOPU has no present intention of selling or otherwise distributing MBPI Shares, except in compliance with applicable securities laws.

3.11    Non-Registration. CAOPU understands that the MBPI Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of CAOPU’s representations as expressed herein.

3.12    Accredited Investor. CAOPU is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring MBPI Shares.

3.13    Officers and Directors. Schedule 3.11 attached hereto sets forth a true and correct list of the officers and directors of TIDC and SCAC.

3.14   Financial Information. Attached hereto as Schedule 3.12 are the followingfinancial statements of SCAC (collectively, the “SCAC Financial Statements”): (i) the audited financial statements of SCAC as at and for the year ended ____________ (“SCAC Audited Financial Statements”) which have been audited by ______________, and (ii) the unaudited interim financial statements of SCAC as at and for the period ended __________ (“SCAC Interim Financial Statements”). The SCAC Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby, are true accurate and complete and contain all adjustments and disclosures required under GAAP.

3.15    Events Subsequent to SCAC Audited Financial Statements. Since the date of the SCAC Audited Financial Statements, there has not been any change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), or operations of SCAC. Without limiting the generality of the foregoing, since that date:

     (a) neither TIDC nor SCAC, has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

     (b) neither TIDC nor SCAC has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $100,000 or outside the ordinary course of business;

     (c) no party has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which TIDC or SCAC is a party or by which it is bound;

     (d) neither TIDC nor SCAC has imposed any Liens upon any of its assets, tangible or intangible;

     (e) neither TIDC nor SCAC has made any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the ordinary course of business;

     (f) neither TIDC nor SCAC has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $$100,000 or outside the ordinary course of business;

     (g) neither TIDC nor SCAC has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $$100,000 singly or $500,000 in the aggregate;

     (h) neither TIDC nor SCAC has delayed or postponed the payment of accounts payable and other Liabilities outside the ordinary course of business;

     (i) neither TIDC nor SCAC has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $$100,000 or outside the ordinary course of business;

     (j) neither TIDC nor SCAC has transferred, assigned, or granted any license or sublicense of any rights under or with respect to any of its intellectual property;

     (k) there has been no change made or authorized in the TIDC Constituent Instruments or the SCAC Constituent Instruments;

     (l) neither TIDC nor SCAC has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (m) neither TIDC nor SCAC has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (n) neither TIDC nor SCAC has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

     (o) neither TIDC nor SCAC has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

     (p) neither TIDC nor SCAC has entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

     (q) neither TIDC nor SCAC has granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

     (r) neither TIDC nor SCAC has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

     (s) neither TIDC nor SCAC has made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

     (t) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving TIDC or any of the TIDC Subsidiaries;

     (u) neither TIDC nor SCAC has discharged a material Liability or Lien outside the ordinary course of business;

     (v) neither TIDC nor SCAC has made any loans or advances of money;

     (w) neither TIDC nor SCAC has committed to any of the foregoing.

3.16    Undisclosed Liabilities. Neither TIDC nor SCAC has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities fully reflected or reserved against in the SCAC Financial Statements and (ii) Liabilities that have arisen after the date of the SCAC Interim Financial Statements in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

3.17    Taxes. TIDC and SCAC have filed all federal, state and local Tax Returns which are required to be filed by each of them. Since their inception, neither TIDC nor SCAC has incurred any liability for Taxes except in the ordinary course of business. TIDC and SCAC have paid or provided adequate reserves for all Taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which either TIDC or SCAC is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. The federal income Tax Returns of TIDC and SCAC have never been audited by any taxing authority. Neither TIDC nor SCAC has waived any statute of limitations in respect of Taxes, nor agreed to any extension of time with respect to a Tax assessment or deficiency.

3.18    Environmental Matters. Neither TIDC nor SCAC (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a material adverse effect, individually or in the aggregate on TIDC and/or SCAC; and there is no pending or, to CAUPO’s, TIDC or SCAC’s knowledge, threatened investigation that might lead to such a claim.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF MBPI AND TL

     MBPI and TL jointly and severally represent and warrant to CAOPU and TIDC as follows: 4.1 Valid Corporate Existence; Qualification. MBPI is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease, use and operate its properties and assets and to carry on its business as and in the jurisdictions such properties and assets are owned, leased, used and operated and as such business is presently conducted. MBPI is duly qualified, licensed, authorized or admitted to do business and is in good standing under the laws of each jurisdiction in which the ownership, use, operation or leasing of its properties and assets, or the conduct or nature of its business, requires such qualification, licensing, authorization or admission. MBPI has delivered to CAOPU true and complete copies of MBPI’s certificate of incorporation and bylaws and such other constituent instruments of MBPI as may exist, each as amended to the date of this Agreement (as so amended, the “MBPI Constituent Instruments”). The copies of the MBPI Constituent Instruments attached hereto as Schedule 4.1, are true, complete and correct.

4.2    Authority; Enforceability. MBPI and TL each have full power, authority and legal capacity to enter into this Agreement and the other Transaction Documents to which they are a party and to perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all required actions of MBPI’s board of directors and stockholders and no other actions on the part of MBPI’s board of directors or stockholders are necessary to authorize and approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by MBPI and TL, and constitutes valid and binding obligations of MBPI and TL, enforceable against each of them in accordance with its terms. At Closing, all other Transaction Documents to be executed and delivered by MBPI and TL shall have been duly executed and delivered by MBPI and TL. All other Transaction Documents executed and delivered by MBPI and TL shall constitute valid and binding obligations of MBPI and TL, enforceable against each of them in accordance with their terms.

4.3    Capitalization. MBPI has authorized (i) 20,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share of which as of the date hereof 1,046,500 shares of MBPI Common Stock are issued and outstanding and owned by the shareholders of record set forth in Schedule 4.3 (which list will be updated as of the Closing Date by a faxed certified shareholder list from MBPI’s transfer agent) (“MBPI Shareholders List”). Upon the Closing, MBPI shall have 1,715,500 shares of Common Stock issued and outstanding. No shares of preferred stock have been designated or are issued or outstanding. MBPI has no outstanding options, warrants, rights, calls, Purchase Rights and/or other direct and/or indirect commitments or agreement to issue any other securities of MBPI. All of the issued and outstanding shares of MBPI Common Stock are duly authorized and validly issued and outstanding, fully paid and non assessable. All of the issued and outstanding MBPI Common Stock has been issued in compliance with all applicable Law. Except for the MBPI Shares to be issued to CAOPU at the Closing pursuant to the terms of this Agreement, there are no subscriptions, options, warrants, rights or calls, Purchase Rights or other commitments or agreements to which MBPI is a party or by which any of its officers, controlling shareholders and/or directors, or to MBPI’s best knowledge any of its affiliates is bound regarding the issuance, transfer, or sale or other disposition of any class of securities of MBPI, nor are there any preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of MBPI Common Stock.

4.4    TL’s MBPI Shares. TL holds of record and owns beneficially 975,000 shares of MBPI Common Stock and after giving effect to the Cancellation TL shall hold of record and beneficially own 100,000 shares of MBPI Common Stock. Other than the 975,000 shares of MBPI Common Stock owned by TL, TL owns no equity securities of MBPI.

4.5   Subsidiaries. There are no subsidiaries, corporations, partnerships or other business entities controlled, directly or indirectly, by MBPI.

4.6   Real Property. MBPI owns no real property.

4.7    No Conflicts. Neither the execution and delivery by MBPI of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor compliance by MBPI with any of the provisions hereof or thereof (a) conflict with, or result in the breach of, any provision of the MBPI Constituent Instruments, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any material Permit or any Order to which MBPI is a party or any material Contract to which MBPI or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to MBPI or (d) result in the creation of any Lien upon the properties or assets of MBPI.

4.8    Consents. Other than those which have been obtained by MBPI and TL, no Consent is required on the part of TL or MBPI in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by TL and MBPI with any of the provisions hereof or thereof.

4.9    Litigation, Compliance with Law. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self regulatory organization) relating to MBPI, its securities or to any of its properties, assets or business pending or, to the best of its knowledge, threatened, or any order, injunction, award or decree outstanding against MBPI or against or relating to any of its properties, assets or business. MBPI is not, to the best of its knowledge, in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any Governmental Authority relating to its properties, assets or business.

4.10   Agreements and Obligations; Performance. MBPI is not a party to, or bound by any: (i) Contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $5,000; (ii) contractual obligation or contractual liability of any kind to any MBPI stockholder; (iii) Contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract involving aggregate payments or receipts of $5,000 or more which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; (xii) contract containing covenants limiting the freedom of MBPI to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar stockholders’ agreement; (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

4.11   Permits and Licenses. MBPI is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

4.12   Employees; Employee Benefit Plans. Except for TL, MBPI has no employees. MBPI does not maintain any employee benefit plans and is not required to make contributions to any “pension” and “welfare” benefit plans (within the respective meanings of Section 4(2) and Section 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

4.13   SEC Reports. MBPI has filed in a timely manner with the SEC all reports required to be filed pursuant to the Exchange Act (the “SEC Reports”) and is “current” in its reporting obligations. As of their respective dates, the SEC Reports comply in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.14   Financial Statements. The financial statements of MBPI included in the SEC Reports (including in each case the related notes thereto) (the “MBPI Financial Statements”) (i) are in accordance with the books and records of MBPI, (ii) are correct and complete in all material respects, (iii) present fairly the financial position and results of operations of MBPI as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material) and (iv) have been prepared in accordance with GAAP.

4.15   Officers and Directors. TL is the sole officer and director of MBPI. Schedule 4.15 attached hereto sets forth a true and correct list of the officers and directors of MBPI after the Closing.

4.16   Taxes. MBPI has filed all federal, state and local Tax Returns which are required to be filed by it. Since its inception, MBPI has not incurred any liability for Taxes except in the ordinary course of business. MBPI has paid or provided adequate reserves for all Taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which MBPI is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. The federal income Tax Returns of MBPI have never been audited by the Internal Revenue Service. MBPI has not waived any statute of limitations in respect of Taxes, nor agreed to any extension of time with respect to a Tax assessment or deficiency.

4.17   Undisclosed Liabilities. MBPI has no Liabilities (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities fully reflected or reserved against in the Financial Statements and (ii) Liabilities that have arisen after the date of MBPI’s unaudited balance sheet as of June 30, 2009 (the “Most Recent Balance Sheet”) in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

4.18   Absence of Certain Events. Since its inception, MBPI has been conducted solely in the usual and ordinary course. Without limiting the generality of the foregoing, MBPI has not:

     (a) waived any right or rights of substantial value or paid, directly or indirectly, any Liability before such Liability became due in accordance with its terms;

     (b) other than in the ordinary and usual course of business, created any Liability (whether absolute or contingent and whether or not currently due and payable), or entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment otherwise than in the ordinary and usual course of business; or

     (c) purchased, sold or transferred any assets other than in the ordinary and usual course of the operations of MBPI; granted any security interest or other lien or encumbrance affecting any of its assets or properties other than in the ordinary and usual course of business and in amounts not material; or amended any agreement or contract to which MBPI is a party or by which its assets and properties are bound.

4.19   Adverse Developments. Since the date of the Most Recent Balance Sheet there has been no material adverse change in the business, operations or condition (financial or otherwise) of MBPI; nor has there been since such date, any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or operations of MBPI.

4.20   Actions and Proceedings. MBPI is not subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of MBPI’s right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of MBPI pending or, to the best knowledge of MBPI, threatened against or affecting MBPI.

4.21   Bank Accounts and Credit Cards. Set forth on Schedule 4.21 hereto, is a true, complete and accurate list of all bank accounts, safe deposit boxes, and credit or charge cards maintained by MBPI.

4.22   MBPI Shares. The MBPI Shares to be issued pursuant to this Agreement will be duly authorized and reserved for issuance and when issued in accordance with this Agreement, will be validly issued and outstanding, fully paid and non assessable and vest in the holder thereof free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Liens, options, warrants, Purchase Rights, contracts, commitments, equities, claims, and demands and will not be subject to any pre-emptive or other similar rights.

4.23   Over-the-Counter Bulletin Board. The MBPI Common Stock is quoted on the Over-the-Counter Bulletin Board (the “Bulletin Board”) under the symbol “MBPI,” and MBPI has not received nor is it aware of any proceeding to prevent the continued quotation of the MBPI Shares on the Bulletin Board.

4.24   Due Diligence. All documents and other materials relating to MBPI and provided to CAOPU in connection with this Agreement are true and correct in all material respects and do not contain any misstatement and/or omission.

4.25   No Registration Rights. No holder of MBPI securities has any registration and/or similar rights at any time or under any circumstances which would require MBPI to register MBPI Common Stock, or any other securities of MBPI, for sale under the Federal securities laws.

4.26   Prior Sales of Securities. All prior sales of securities by MBPI were either properly registered under the Federal and/or State Securities laws or issued pursuant to an exemption therefrom and all such sales were all done in accordance with all laws, rules and regulations and no person/entity has any rescission and/or similar rights with respect to any MBPI Shares.

4.27   No Brokers. MBPI has not employed any broker, finder or similar agent that would cause any brokerage, finder’s or placement fee or any similar compensation in connection with this Agreement or any transaction contemplated hereby.

4.28   Purchase Entirely for Own Account. The TIDC Shares proposed to be acquired by MBPI hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and MBPI has no present intention of selling or otherwise distributing TIDC Shares, except in compliance with applicable securities laws.

4.29   Non-Registration. MBPI understand that the TIDC Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MBPI’s representations as expressed herein.

4.30   Environmental Matters. MBPI (i) is not in violation of any Environmental Laws, (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a material adverse effect, individually or in the aggregate on MBPI; and there is no pending or, to MBPI and TL’s knowledge, threatened investigation that might lead to such a claim.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF LFG AND PHOEBUS

LFG and Phoebus, severally, but not jointly, represent and warrant to MBPI as follows:

5.1    Ownership of TIDC. Each of LFG and Phoebus holds of record and owns beneficially the TIDC Shares set forth opposite each of their names on Schedule 2.1(a) hereto free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Liens, options, warrants, Purchase Rights, contracts, commitments, equities, claims, and demands. Neither LFG nor Phoebus is a party to any option, warrant, Purchase Right, or other contract or commitment (other than this Agreement) that could require either LFG and/or Phoebus to sell, transfer, or otherwise dispose of any TIDC Shares. Neither LFG nor Phoebus is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of TIDC. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to TIDC. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of TIDC. Each of LFG and Phoebus has the power, authority and legal capacity to sell, transfer, assign and deliver the TIDC Shares set forth opposite each of their names on Schedule 2.1(a) as provided in this Agreement, and such delivery will convey to MBPI good and marketable title to such TIDC Shares, free and clear of all Liens.

5.2    Valid Corporate Existence; Qualification - LFG. LFG is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to own, lease, use and operate its properties and assets and to carry on its business as and in the jurisdictions such properties and assets are owned, leased, used and operated and as such business is presently conducted. LFG is duly qualified, licensed, authorized or admitted to do business and is in good standing under the laws of each jurisdiction in which the ownership, use, operation or leasing of its properties and assets, or the conduct or nature of its business, requires such qualification, licensing, authorization or admission. LFG has delivered to MBPI true and complete copies of LFG’s Memorandum and Articles of Association and such other constituent instruments of LFG as may exist, each as amended to the date of this Agreement (as so amended, the “LFG Constituent Instruments”). The copies of the LFG Constituent Instruments attached hereto as Schedule 5.2, are true, complete and correct.

5.3    Valid Corporate Existence; Qualification - Phoebus. Phoebus is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to own, lease, use and operate its properties and assets and to carry on its business as and in the jurisdictions such properties and assets are owned, leased, used and operated and as such business is presently conducted. Phoebus is duly qualified, licensed, authorized or admitted to do business and is in good standing under the laws of each jurisdiction in which the ownership, use, operation or leasing of its properties and assets, or the conduct or nature of its business, requires such qualification, licensing, authorization or admission. Phoebus has delivered to MBPI true and complete copies of Phoebus’ Memorandum and Articles of Association and such other constituent instruments of Phoebus as may exist, each as amended to the date of this Agreement (as so amended, the “Phoebus Constituent Instruments”). The copies of the TIDC Constituent Instruments attached hereto as Schedule 5.3, are true, complete and correct.

5.4    Authority; Enforceability. LFG and Phoebus each have full power, authority and legal capacity to enter into this Agreement and the other Transaction Documents to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all required actions of LFG’s and Phoebus’ board of directors and stockholders and no other actions on the part of LFG’s or Phoebus’ board of directors or stockholders are necessary to authorize and approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by LFG and Phoebus and constitutes valid and binding obligations of LFG and Phoebus, enforceable against each of them in accordance with its terms. At Closing, all other Transaction Documents to be executed and delivered by LFG and/or Phoebus shall have been duly executed and delivered by LFG and/or Phoebus. All other Transaction Documents executed and delivered by LFG and/or Phoebus shall constitute valid and binding obligations of LFG and/or Phoebus, enforceable against each of them in accordance with their terms.

5.5    No Conflicts. Neither the execution and delivery by LFG and Phoebus of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor compliance by LFG and Phoebus with any of the provisions hereof or thereof (a) conflict with, or result in the breach of, any provision of either of the LFG Constituent Instruments or the Phoebus Constituent Instruments, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any material Permit or any Order to which either LFG or Phoebus is a party or any material Contract to which LFG or Phoebus or any of their respective properties or assets is bound, (c) constitute a violation of any Law applicable to LFG or Phoebus or (d) result in the creation of any Lien upon the properties or assets of LFG or Phoebus.

5.6    Consents. Other than those which have been obtained by LFG and/or Phoebus, no Consent is required on the part of LFG or Phoebus to enable each of them to enter into and deliver this Agreement or the Transaction Documents, and to carry out all of the transactions contemplated hereby or thereby or the compliance by LFG and Phoebus with any of the provisions hereof or thereof.

5.7    Purchase Entirely for Own Account. The MBPI Shares proposed to be acquired by each of LFG and Phoebus hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and neither LFG nor Phoebus has a present intention of selling or otherwise distributing MBPI Shares, except in compliance with applicable securities laws.

5.8    Non-Registration. Each of LFG and Phoebus understands that the MBPI Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of LFG’s and Phoebus’ representations as expressed herein.

5.9    Accredited Investor. Each of LFG and Phoebus is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring MBPI Shares.

ARTICLE VI.
PRE AND POST CLOSING COVENANTS

6.1    Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     (a) General. Each of the Parties will use his, her, or its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents (including satisfaction of the Closing conditions set forth in Article VI below).

     (b) Preservation of Business. From the date of this Agreement until the Closing Date, each of CAOPU, TIDC and MBPI shall operate their respective business (which, with respect to TIDC, includes the businesses of the TIDC Subsidiaries) only in the ordinary and usual course of business consistent with past practice (provided, however, that MBPI shall not issue any securities or incur any monetary obligations without the prior written consent of CAOPU), and shall use reasonable commercial efforts to (a) preserve intact their respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of their respective businesses, and (c) not permit any action or omission which would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

     (c) Full Access. MBPI will permit representatives of CAOPU (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the MBPI, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to MBPI.

     (d) Public Announcements. CAOPU and MBPI will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement and the transactions hereby and shall not issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required under applicable Law. Provided, however, with respect to MBPI’s Current Report on Form 8-K filed with the SEC disclosing MBPI’s entry into this Agreement, CAOPU and MBPI will consult with each other before filing such Form 8-K and provide each other the opportunity to review and comment upon, such Form 8-K and MBPI shall not file such Form 8-K with the SEC without CAOPU’s prior written consent which shall not be unreasonably withheld.

     (e) Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

     (f) Form 8-K Information. TIDC shall provide MBPI with such audited annual and unaudited interim financial information, pro-forma financial information and all footnotes thereto and auditor’s letters relating to the business of TIDC and the TIDC Subsidiaries as may be requested by MBPI in order for MBPI to comply with its reporting and disclosure obligations under the rules and regulations of the SEC, including, but not limited to Regulation S-X and Form 8-K (the “Form 8-K Financial Information”), in connection with MBPI’s preparation of its Current Report on Form 8-K, and any amendments thereto, regarding the Closing (the “Form 8-K”). TIDC shall provide such Form 8-K Financial Information promptly so as to allow MBPI and its regularly retained accounting firm (“MBPI’s Accountant”) to: (i) review all financial statements relating to TIDC and the TIDC Subsidiaries as shall be required to be included in said Form 8-K, and (ii) timely file the Form 8-K. TIDC shall in a prompt and timely manner provide MBPI’s Accountant with such management representations as may be requested by MBPI’s Accountant in connection with its preparation of any financial statements for TIDC relating to such Form 8-K. In addition, TIDC shall also provide to MBPI such additional information regarding TIDC and the TIDC Subsidiaries that would be required if MBPI were filing a general registration of securities on Form 10 under the Exchange Act (the “Form 8-K Business Disclosures”) as may be requested by MBPI. CAOPU shall provide MBPI and its counsel with a draft of the Form 8-K prior to the closing which shall be reasonably acceptable in form and substance to MBPI and its counsel.

     (g) Appointment of Officers and Directors. TL shall take all action necessary to have the persons designed by Caopu appointed as officers and directors of MBPI, which shall be effective immediately upon the Closing.

     (h) Cancellation of TL’s MBPI Shares. TL and MBPI shall take all action necessary to deliver to CAOPU a certificate representing 875,000 shares of the MBPI Common Stock owned by TL for cancellation.

6.2   Post-Closing Covenants.

     (a) Filing of Current Report on Form 8-K and Press Release. MBPI shall no later than four (4) Business Days after the Closing file the Form 8-K with the SEC.

     (b) Blue Sky Laws. MBPI shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of MBPI Shares in connection with this Agreement.

     (c) Quotations of MBPI Common Stock. MBPI shall use its best efforts and take all actions necessary to maintain the quotation of its common stock on the Bulletin Board or to become listed on a recognized exchange.

     (d) Exchange Act Filings. For a period of three years following the Closing, MBPI shall use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by MBPI pursuant to the Exchange Act.

     (e) Internal Controls and Procedures. As soon as reasonably practicable after the Closing, MBPI and TIDC will cooperate in good faith and use commercially reasonable efforts to design, and MBPI will implement, maintain, adhere to and enforce, a system of internal accounting and disclosure controls and procedures that are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of MBPI, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of MBPI are being made only in accordance with appropriate authorizations of management and MBPI’s board of directors, and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of MBPI.

     (f) Asset Sale. MBPI and TL shall take all necessary actions to complete the Asset Sale and shall complete the Asset Sale on or before the Closing Date.

     (g) Forward Split. MBPI shall use its best efforts to complete a forward split of its issued and outstanding Common Stock at a ratio of thirteen (13) shares of Common Stock for one (1) share of Common Stock (the “Forward Split”). Immediately after completing the Forward Split, MBPI shall have a total of 25,725,000 shares of Common Stock issued and outstanding.

ARTICLE VII.
CONDITIONS PRECEDENT TO CLOSING

7.1    CAOPU, LFG and Phoebus’ Conditions to Closing. The obligations of CAOPU, LFG and Phoebus to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) Representations, Warranties and Covenants. The representations and warranties of MBPI and TL in this Agreement shall be true and correct on the Closing Date, and MBPI and TL shall have duly performed and complied with all covenants and required by this Agreement to be performed or complied with by them on or prior to the Closing.

     (b) Absence of Litigation. No action or proceeding shall be pending or threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of CAOPU, LFG and Phoebus to own the MBPI Shares.

     (c) Consents and Approvals. All (a) consents, (b) licenses, (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, shall have been made or obtained or shall have occurred.

     (d) Cancellation of TL’s Shares. TL and MBPI shall have cancelled the 875,000 shares of MBPI Common Stock beneficially owned by TL.

     (e) Approval of Assignment and Assumption Agreement and Asset Sale. MBPI shall have obtained written consents from its board of directors and the approval of its shareholders as required under applicable Law approving the Asset Sale.

     (f) Director and Shareholder Consents. CAOPU, LFG and Phoebus shall have obtained written consents of its board of directors and shareholders as required under applicable Law approving, among other items, this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     (g) Deliveries. The closing deliveries specified in Section 8.2 shall have been made by MBPI.

7.2    MBPI and TL’s Conditions to Close. The obligations of MBPI and TL to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date:

     (a) Representations, Warranties and Covenants. The representations and warranties of CAOPU and TIDC contained in this Agreement shall be true and correct on the Closing Date, and CAOPU and TIDC shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

     (b) Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     (c) Consents and Approvals. All (a) consents, (b) licenses, (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, shall have been made or obtained or shall have occurred.

     (d) Director and Shareholder Consents. MBPI shall have obtained written consents of its board of directors and shareholders as required under applicable Law approving, among other items, this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     (e) Deliveries. The closing deliveries specified in Section 8.3 shall have been made by CAOPU, LFG and Phoebus.

ARTICLE VIII.
CLOSING

8.1    Closing. The delivery of the TIDC Shares to MBPI and the delivery of the MBPI Shares to CAOPU, LFG and Phoebus and the consummation of the other respective obligations of the Parties contemplated by this Agreement will take place at a closing (the “Closing”), which will be held at the offices of Gusrae, Kaplan, Bruno & Nusbaum PLLC, 120 Wall Street, 11th Floor, New York, NY 10005 on November 15, 2009, or another date (the “Closing Date”) and location as mutually agreed upon by the Parties.

8.2    Deliveries by MBPI and TL. At the Closing, MBPI and TL will deliver or cause to be delivered, unless waived by CAOPU, the following to CAOPU, LFG and Phoebus:

     (a) this Agreement duly executed by MBPI and TL;

     (b) copy of the MBPI certificate of incorporation certified by the Delaware Secretary of State;

     (c) good standing certificate from the Delaware Secretary of State;

     (d) certificates from an appropriate governmental official in each jurisdiction in which MBPI is qualified or admitted to do business as a foreign corporation to the effect that MBPI duly qualified or admitted in good standing in such jurisdiction, all of such certificates to be dated within ten (10) days before the Closing Date;

     (e) executed certificates of the secretary or other appropriate officer of MBPI, dated the Closing Date, in form and substance reasonably satisfactory to CAOPU, certifying (i) the resolutions of the board of directors of MBPI authorizing the execution performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby certifying that they have not been rescinded or amended; (ii) as to the incumbency of the officers of MBPI executing this Agreement, and/or any related agreement, and including specimen signatures; (iii) that no vote, approval or consent of any holder of capital stock of MBPI is required or necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents;

     (f) certificates representing the MBPI Shares;

     (g) the corporate minute books and capital stock records of MBPI;

     (h) the Tax Returns of MBPI;

     (i) TL’s letter of resignation pursuant to which TL shall resign as an officer and director of MBPI effective immediately upon the Closing;

     (j) the other Transaction Documents duly executed by the parties thereto;

     (k) 10b-5 Letters from each of the officers and directors of MBPI addressed to CAOPU;

     (l) an opinion of MBPI’ Counsel dated the Closing Date addressed to CAOPU with respect to, among other items under the applicable laws of the Delaware, due authorization, valid issuance and non-assessability of the MBPI Shares and MBPI’ authority to enter into this Agreement;

     (m) a Secretary’s Certificate dated the Closing Date in form and substance satisfactory to CAOPU as to (i) the MBPI Constituent Instruments, (ii) the resolutions of the board of directors and shareholders authorizing this Agreement and the other Transaction documents, (iii) the incumbency and signatures of the MBPI officers executing this Agreement and

     (n) a certificate executed by a duly authorized executive officer of MBPI certifying completion of each of the matters listed in Sections 7.1(a) through 7.1(e) hereof.

8.3    Deliveries by CAOPU, LFG, Phoebus and TIDC. At the Closing, CAOPU, LFG, Phoebus and TIDC will deliver or cause to be delivered, unless waived by MBPI and TL, the following:

     (a) this Agreement duly executed by CAOPU, LFG, Phoebus and TIDC;

     (b) the other Transaction Documents duly executed by CAOPU, LFG, Phoebus and or TIDC, as applicable;

     (c) certificates representing the TIDC Shares duly endorsed for transfer or accompanied by executed stock powers;

     (d) Opinions of counsel from CAOPU’s, LFG’s and Phoebus’ British Virgin Islands counsel and TIDC’s PRC counsel, dated the Closing Date with respect to, among other items under the applicable laws of the British Virgin Islands and/or the PRC: Each of CAOPUS’s, LFG’s, Phoebus’ and TIDC’s authority to enter into this Agreement and the other Transaction Documents; the due authorization of the TIDC Shares; CAOPU’s, LFG’s and Phoebus’ ownership of the TIDC Shares; TIDC’s ownership of the SCAC Shares and TIDC’s and SCAC’s good standing, in form and substance to satisfactory to MBPI and its legal counsel;

     (e) 10b-5 Letters from each of the officers and directors of CAOPU, TIDC and SCAC addressed to MBPI;

     (f) Secretary’s Certificates dated the Closing Date in form and substance satisfactory to MBPI as to (i) the CAOPU, TIDC and SCAC Constituent Instruments, (ii) the resolutions of the board of directors and shareholders of CAUPO authorizing this Agreement and the other Transaction documents, (iii) the incumbency and signatures of the CAOPO officers executing this Agreement; and

     (g) a certificate executed by a duly authorized executive officer of CAOPU certifying completion of each of the matters listed in Sections 7.2(a) through 7.2(c) hereof.

ARTICLE IX.
INDEMNIFICATION

9.1    Indemnification by MBPI and TL. MBPI and TL shall, jointly and severally, indemnify, defend and hold harmless CAOPU, LFG, Phoebus, TIDC and their respective officers, directors, and Affiliates in respect of, and hold each of them harmless from, against, and with respect to any and all Losses suffered, incurred or sustained by any of them, or to which any of them becomes subject, to the extent resulting from, arising out of or relating to any of the following:

     (a) any and all violations of Laws by MBPI and/or TL, direct or indirect, fixed, contingent, legal, statutory or contractual, which exist at or as of the Closing Date or which arise after the Closing Date but which are directly and primarily caused by acts, failures to act, transactions, services or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable;

     (b) any breach, in any material respect, or default, in any material respect, in the performance by MBPI and/or any TL of any covenant or agreement of any of them in this Agreement or the performance by MBPI and/or TL of any covenant or agreement in this Agreement the performance of which was required by this Agreement to be satisfied prior to the Closing;

     (c) any breach, in any material respect, by MBPI and/or TL of any of the representations or warranties made by any of them in this Agreement; and

     (d) any broker’s or finder’s fee or any similar fee, charge or commission incurred by MBPI and/or TL prior to or in connection with this Agreement, or any of the transactions contemplated hereby.

9.2    Indemnification by CAOPU and TIDC. CAOPU and TIDC shall, jointly and severally, indemnify, defend and hold harmless TL, MBPI and MBPI’ officers, directors, and Affiliates in respect of, and hold each of them harmless from, against, and with respect to any and all Losses suffered, incurred or sustained by any of them, or to which any of them becomes subject, to the extent resulting from, arising out of or relating to any of the following:

     (a) any and all violations of Laws by CAOPU and/or TIDC, direct or indirect, fixed, contingent, legal, statutory or contractual, which exist at or as of the Closing Date or which arise after the Closing Date but which are directly and primarily caused by acts, failures to act, transactions, services or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable;

     (b) any breach, in any material respect, or default, in any material respect, in the performance by CAOPU and/or TIDC of any covenant or agreement of any of them in this Agreement or the performance by CAOPU and/or TIDC of any covenant or agreement in this Agreement the performance of which was required by this Agreement to be satisfied prior to the Closing; and

     (c) any breach, in any material respect, by CAOPU and/or TIDC of any of the representations or warranties made by any of them in this Agreement.

9.3    Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.

9.4    Survival of Representations. All representations and warranties of the Parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing and shall continue through and including September 30, 2010, with the exception of the representations and warranties set forth in Sections 3.6, 3.7 and 4.4 (Capitalization), Sections 3.17 and 4.16 (Taxes), and Sections 3.18 and 4.30 (Environmental Matters), which shall have no expiration other than applicable statutes of limitation.

9.5    Notice and Opportunity to Defend. Promptly after the receipt by a Party of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Claim”) which could give rise to a right to indemnification under any subsection of Section 9 , the party receiving such notice (an “Indemnified Party”) shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the “Indemnifying Party”). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Claim. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Claim or was not prejudiced by the failure to give notice of the Claim. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

ARTICLE X.
TERMINATION

10.1   This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of Parties;

     (b) by CAOPU if the Closing has not occurred by October 1, 2009 (the “Termination Date”);

     (c) by any Party hereto if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

10.2    Effect of Termination. Upon termination of this Agreement pursuant to this Article 9, this Agreement shall be void and of no effect and shall result in no obligation of or liability to any Party or their respective directors, officers, members, managers, employees, agents or stockholders for damages, penalties or liquidated damages; provided that if this Agreement is terminated as a result of an intentional breach of any representation, warranty or covenant in this Agreement, the Party who breached the representation, warranty or covenant shall be liable to the other Parties for actual damages, including all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement. If any Party hereto shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other Parties specifying the provision hereof pursuant to which such termination is made. In no event shall any party be entitled to consequential damages, lost profits or special or punitive damages as a result of the termination of this Agreement.

ARTICLE XI.
MISCELLANEOUS

11.1    Publicity. Each of the Parties shall consult with each other with respect to the content of any press release, public statement or other publicity concerning this Agreement or the transactions contemplated hereby, and except as otherwise required by Law, after such consultation, any such press release and other publicly shall be made only with the prior agreement of CAOPU and MBPI, which agreement shall not be unreasonably withheld or delayed.

11.2    Assignment. Neither this Agreement nor any right created hereby shall be assignable by any Party hereto.

11.3    Non-Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

11.4    Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.5    Notices. Any notice or communication must be in writing and will be deemed given: (i) when delivered if delivered personally (including by courier); (ii) on the third Business

Day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by telecopy or facsimile transmission. For purposes of notice, the addresses of the parties shall be:

If to CAOPU, LFG, Phoebus and/or TIDC:

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province China
Attention: Mr. Li Jinliang
Telephone: 86-530-3431658
Telecopy: 86-530-3431221
                           With a copy to:

Gusrae, Kaplan, Bruno & Nusbaum PLLC
120 Wall Street
New York, NY 10006
Attention: Lawrence Nusbaum
Telephone: (212) 269-1400
Telecopy: (212) 809-5449

If to TL and/or MBPI:

Mobile Presence Technologies, Inc.
at 51 Belmont Avenue
Northampton, MA 01060
Attention: Timothy Lightman
Telephone: (917) 825-9093
Telecopy: None

With a copy to:

Frank J. Hariton, Esq.
1065 Dobbs Ferry Road
White Plains, New York 10607
Telephone: (914) 674-4373
Telecopy: (914) 693-2963

11.6    Governing Law, Venue. This Agreement shall be governed solely and exclusively by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

11.7    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8    Facsimile Transmissions. This Agreement, the other Transaction Documents and all agreements, documents and certificates delivered pursuant to this Agreement and/or the other Transaction Documents or in connection with the transactions consummated pursuant to this Agreement or the other Transaction Documents may be executed by any Party and transmitted by such Party to any other Party or Parties by facsimile, and any such document shall be deemed to have full force and effect as if the facsimile signature or signatures on such documents were original.

11.9    Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

11.10    Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

11.11    Specific Performance. TL and MBPI acknowledge that the MBPI Shares are unique and that if MBPI and TL fail to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to CAOPU for which there will be no adequate remedy at law. CAOPU shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if MBPI and/or TL shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

11.12    Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

11.13    Entire Agreement. This Agreement and the Schedules and Exhibits hereto, constitute the entire contract between the Parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter.

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     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly signed as of the date first above written.

Tianwei International Development Corporation
By:	/s/ Li Jinliang
Name: Li Jinliang
Title: Chairman and Chief Executive Officer

CAOPU Enterprise Limited

By:	/s/ Li Jinliang
Name: Li Jinliang
Title: Chairman and Chief Executive Officer

Mobile Presence Technologies, Inc.
By:	/s/ Timothy Lightman
Name: Timothy Lightman
Title: President

London Financial Group, Ltd.
By:	/s/ Illegible
Name:
Title:

Phoebus Vision Investment Development Group Ltd.
By:	/s/ Han Xu
Name: Han Xu
Title: President

/s/ Timothy Lightman
Timothy Lightman, individually

Schedule 2.1(a)

Entity	TIDC Shares	MBPI Shares
CAOPU	19,200	1,481,760
LFG	266	20,529
Phoebus	534	41,211